UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2004

MOTIVNATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50048	82-6008492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 258-6458

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, particularly as related to, among other things, the business plans of the Registrant and its ability to integrate acquired companies successfully and the Registrant's business strategy, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2004, MotivNation, Inc. (the "Company") and its wholly owned subsidiary, TrixMotive, Inc., a Nevada corporation, entered into an Asset Purchase Agreement (the "Agreement") with Moonlight Industries, Inc., a California corporation ("Moonlight") to acquire certain assets and liabilities of Moonlight. The president of Moonlight, Leslie A. McPhail, also serves as Secretary of TrixMotive. Pursuant to the Agreement, the Company will issue to Leslie A. McPhail and her husband David M. McPhail, the sole shareholders of Moonlight, upon closing, 14,000,000 shares of the Company's common stock, par value $0.001 per share in exchange for certain assets and liabilities of Moonlight, which will be transferred to TrixMotive. Tom Prewitt and Richard Perez, President and Secretary of the Company, respectively, have agreed to return, in the aggregate, 14,000,000 shares of the Company's common stock held by them to the Company at or prior to the closing of this acquisition.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company will issue 14,000,000 shares of its common stock, upon closing, in exchange for certain assets and liabilities of Moonlight. These shares will not be registered under the Securities Act of 1933 (the "Act"). The Company will issue the 14,000,000 shares in reliance on the 4(2) exemption from the registration requirements of the Act. Please see the discussion under Item 1.01 of this Current Report on Form 8-K for additional information regarding the transaction.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. 10.1 - Asset Purchase Agreement, dated as of October 11, 2004, by and among the Company, TrixMotive, Inc. and Moonlight Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVNATION, INC.
(Registrant)

Date: October 12, 2004.
/s/ Jay Isco
Jay Isco, Interim Chief Financial Officer